                                                                   Exhibit(a)(5)

                                                               06194-1182

Form BM AMD August 1993                                        Charter #  617208
Prescribed by Sherrod Brown                                               ------
Secretary of State                                             Approved by   CR
                                                                          ------
                                                               Date   3-3-98
                                                                    ------------
                                                               Fee $    $545.00
                                                                    ------------
                                                                   98021948001

                            CERTIFICATE OF AMENDMENT

                                BY SHAREHOLDERS

                      TO THE ARTICLES OF INCORPORATION OF

                                              Morgan FunShares, Inc.
-------------------------------------------------------------------------------------------------------------
                                              (Name of Corporation)

Robert F. Pincus          , who is  [ ] Chairman of the Board   [X] President   [ ] Vice President (Check one)
--------------------------

and Karl E. May                           , who is    [ ] Secretary    [X] Assistant Secretary (Check one)
------------------------------------------

of the above named Ohio corporation for profit with its principal location at     Hudson, Summit County, Ohio,
                                                                              ----------------------------------
Ohio do hereby certify that: (check the appropriate box and complete the appropriate herewith)

[x]  a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on February 17,
                                                                                                          ------------
     1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of
       --
     the holders of shares entitling them to exercise  54.34  % of the voting power at the corporation.
                                                      --------

[ ]  In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,


the following resolution to amend the articles was adopted:

  RESOLVED, by the Shareholders of Morgan FunShares, Inc. (the "Corporation") that the Amended Articles of Incorporation of the Corporation be and hereby are amended by the deletion of Article FOURTH, as amended, and by the substitution of the following new Article FOURTH in lieu thereof:

        FOURTH:  The Corporation shall be authorized to issue 1,200,000 common shares, without par value.



                                                                                                               RECEIVED
     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have      FEB 19 1998
hereto subscribed their names this   17  day of February , 1998.                                               BOB TAFT
                                   ------                     --                                          SECRETARY OF STATE

                                                            By  /s/ Robert F. Pincus
                                                                -------------------------------------            PURGED
                                                               (Chairman, President or Vice President)
                                                                Robert F. Pincus, President
                                                                                                                 MAR 3 98
                                                            By /s/ Karl E. May
                                                               ------------------------------------
                                                                (Secretary, or Assistant Secretary)
                                                               Karl E. May, Assistant Secretary
NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required even if this
      necessitates the election of a second officer before the filing can be made.                             RECEIVED

                                                                                                              MAR 03 1998

                                                                                                                BOB TAFT
                                                                                                           SECRETARY OF STATE

                           UNITED STATES OF AMERICA,
# 617208                         STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE


I, J. Kenneth Blackwell, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 2 pages,
                                                                    ---
as taken from the original record in my official custody as Secretary of State.


                                           WITNESS my hand and official seal at

                                           Columbus, Ohio, this   7th  day of
                                                               --------
                                                November           A.D. 2002
         [SEAL OF THE STATE OF OHIO]       --------------------


                                           /s/       J. Kenneth Blackwell
                                           ------------------------------------
                                                           J. KENNETH BLACKWELL
                                                             Secretary of State



                                            By: /s/ M Morgan
                                                -------------------------------

   NOTICE: This is an official certification only when reproduced in red ink